Exhibit 10.3

AMERICAN DENTAL PARTNERS, INC.

2005 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

American Dental Partners, Inc., a Delaware corporation (the “Company”), has granted to                              (the “Participant”) an option (the “Option”) to purchase              shares of the Company’s common stock, $.01 par value (the “Shares”), for a purchase price of $             per Share (the “Option Price”). The Option has been granted pursuant to the American Dental Partners, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”), and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference. The Option shall also be subject to the following provisions of this agreement:

§1. Vesting. The Option shall be exercisable only with respect to the Shares which have become “vested” from time to time under this agreement. The Option shall vest with respect to       % of the Shares subject to the Option on each of the first              anniversaries of the date the Option is granted, as set forth at the end of this agreement (the “Grant Date”), so that the Option shall become vested with respect to the following percentages of the total number of Shares subject to the Option (computed cumulatively and rounded to the nearest whole number of Shares) on the following anniversaries of the Grant Date, respectively, subject to the Participant’s continuous status as an employee of the Company or any of its subsidiaries on such dates:

Date:	Percentage

§2. Term. The Option shall expire on tenth anniversary of the Grant Date to the extent not previously exercised but shall be subject to earlier termination as provided in Sections 6 and 13 of the Plan. Upon termination of the Participant’s employment by the Company and all of its subsidiaries, any portion of the Option which has not become vested as of the date of such termination shall terminate automatically as of such date.

§3. Method of Exercise. At any time when the Option is exercisable under the Plan and this agreement, and subject to any applicable restrictions on exercise of the Option under the Plan or this agreement, the Option shall be exercisable, in whole or in part, from time to time during the term of the Option by written notice to the Company at its principal office, which notice shall:

(a) State that the Option is being exercised thereby and specify the number of Shares (which must be a whole number) with respect to which the Option is being exercised, the name of each person in whose name any such Shares should be registered, his address, and his social security number;

(b) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Participant, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

(c) Contain representations, warranties, and agreements with respect to the investment intention of such person or persons in form and substance satisfactory to counsel for the Company.

§4. Notice of Disposition. The person exercising the Option shall notify the Company when making any disposition of the Shares acquired upon exercise of the Option, whether by sale, gift or otherwise.

§5. Payment of Price. Upon exercise of the Option with respect to any of the Shares and payment of the purchase price and any applicable withholding taxes for such Shares in a manner permissible under the Plan, the Company shall issue the Shares to the specified person or persons as provided in the Plan.

§6. Transferability. The Option shall not be transferable by the Participant except as provided in the Plan. Unless transferred as provided in the Plan, the Option shall be exercisable during the lifetime of the Participant (subject to any other applicable restrictions on exercise) only by the Participant (or his legal representative) for his own account.

§7. Restrictions. The Option and any Shares issued upon exercise of the Option shall be subject to all restrictions in this agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Participant or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.

§8. Nonqualified Stock Option. The Option is not intended to qualify as an incentive stock option under §422 of the Internal Revenue Code of 1986, as amended.

§9. Construction. In the event of any inconsistency between the provisions of the Plan and the provisions of this agreement, the provisions of the Plan shall control.

Grant Date:	AMERICAN DENTAL PARTNERS, INC.

By
Gregory A. Serrao
Chief Executive Officer

ACCEPTANCE OF AGREEMENT

The Participant, as of the Grant Date set forth above, hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered to the Participant or is attached to this agreement, and represents to the Company that he/she is familiar with all provisions of the Plan; and (b) accepts this agreement and the Option granted to him/her under this agreement subject to all provisions of the Plan and this agreement.

Signature

Print name:

Address:

Social Security No.